United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 2, 2007

Vecima Networks Inc.

(Exact name of Registrant as specified in its charter)

Canada

(State or other jurisdiction of incorporation)

To be assigned	Not applicable
(Commission File Number)	(IRS Employer Identification No.)

4210 Commerce Circle
Victoria, British Columbia	V8Z 6N6
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code: (250) 881-1982

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities and Exchange Commission

Washington, D.C. 20549

Form 6-K

Report of Foreign Private Issuer

Pursuant to Rule 13a-16 or 15d-16 of the

Securities Exchange Act of 1934

For the Month of May 2007

Commission File Number: To be assigned

Vecima Networks Inc.

(Translation of registrant’s name into English)

4210 Commerce Circle

Victoria, British Columbia V8Z 6N6

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☒        Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):   ☐

Note:  Regulation S-T Rule 101(b)(1) only permits the submission in paper of a Form 6-K if submitted solely to provide an attached annual report to security holders.

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):   ☐

Note:  Regulation S-T Rule 101(b)(7) only permits the submission in paper of a Form 6-K if submitted to furnish a report or other document that the registrant foreign private issuer must furnish and make public under the laws of the jurisdiction in which the registrant is incorporated, domiciled or legally organized (the registrant’s “home country”), or under the rules of the home country exchange on which the registrant’s securities are traded, as long as the report or other document is not a press release, is not required to be and has not been distributed to the registrant’s security holders, and, if discussing a material event, has already been the subject of a Form 6-K submission or other Commission filing on EDGAR.

Indicate by check mark whether by furnishing the information contained in this Form, the registrant is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

Yes ☐       No ☒

If “Yes” is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b):   82-

Successor Registrant

On May 2, 2007, Vecima Networks Inc. (the “Company”) completed the acquisition of all of the issued and outstanding common shares of Spectrum Signal Processing Inc. (“Spectrum”) for a total purchase price of approximately CDN$18.3 million, made up of 820,000 common shares of the Company and approximately CDN$10.1 million in cash. As a result of this acquisition, Spectrum became a wholly-owned subsidiary of the Company, and the Company’s class of common shares is deemed to be registered under Section 12(g) of the Securities Exchange Act of 1934 (the “1934 Act”), pursuant to Rule 12g-3(a). This report is being filed under cover of Form 8-K to satisfy the requirements of Rule 12g-3(f) and to provide information required to be submitted by the Company on Form 6-K regarding the acquisition of Spectrum.

Before the acquisition, Spectrum’s shares traded on The Toronto Stock Exchange and on the NASDAQ Stock Market. The Company’s common shares trade on The Toronto Stock Exchange (TSX:VCM). The Company qualifies as a foreign private issuer under 1934 Act rules. Currently there is no active trading market in the United States for the Company’s shares, and the Company does not intend to list its shares on any U.S. exchange.

About Vecima Networks

Vecima Networks Inc. designs, manufactures and sells products that enable broadband access to cable, wireless and telephony networks. Our hardware products incorporate original embedded software to meet the complex requirements of next-generation, high-speed digital networks. Service providers use our solutions to deliver services to a converging worldwide broadband market, including what are commonly known as “triple play” (voice, video and data) and “quadruple play” (voice, video, data and wireless) services. Our solutions allow service providers to rapidly and cost-effectively bridge the final network segment that connects the system directly to end users, commonly referred to as “the last mile”, by overcoming the bottleneck resulting from insufficient carrying capacity in legacy, last mile infrastructures. Our products are directed at three principal markets: Data over Cable, Broadband Wireless and Digital Video. We have also developed and continue to focus on developing products to address emerging markets such as Voice over Internet Protocol, fiber to the home and IP video. For more information, please visit our website at www.vecimanetworks.com.

Forward-Looking Statements

Certain statements in this report may constitute forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used in this report, such statements are generally identified by the use of such words as “may”, “expect”, “believe”, “plan”, “intend” and other similar terminology. These statements reflect our current expectations regarding future events and operating performance and speak only as of the date of this report. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not such results will be achieved. A number of factors including, but not limited to, the factors discussed under “Risk Factors” in our Annual Information Form dated September 27, 2006 available on SEDAR (www.sedar.com), could cause actual results to differ materially from the results discussed in the forward-looking statements. Although the forward-looking statements contained in this report are based upon what our management believes are reasonable assumptions, we cannot assure investors that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this report, and we assume no obligation to update or revise them to reflect new events or circumstances.

EXHIBIT INDEX

The following documents are furnished with this report:

Exhibit	Description

99.1	News release dated May 2, 2007

99.2	Material change report dated May 9, 2007

99.3	Business acquisition report dated May 9, 2007

99.4	Notice of change in corporate structure dated May 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VECIMA NETWORKS INC.

	By:	/s/ Graham Carrothers
Graham Carrothers
Corporate Counsel and Secretary

Dated: May 25, 2007